Exhibit 1.(g)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            CERTIFICATE OF FORMATION

                                       OF

                             MASTER FOCUS TWENTY LLC

      This Certificate of Amendment is being executed as of December 13, 2007 for the purpose of amending the Certificate of Formation of Master Focus Twenty LLC (the "Company") pursuant to Section 18-202 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq.

      1. The name of the Company is Master Focus Twenty LLC.

      2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to Master Focus Growth LLC.

      3. This Certificate of Amendment to the Certificate of Formation of the Company shall become effective at 12:00 a.m. on December 17, 2007.


      IN WITNESS WHEREOF, the undersigned, authorized person, has executed this Certificate of Amendment as of the day and year first above written.



                                         By: /s/ Donald C. Burke
                                             -----------------------------------
                                             Name: Donald C. Burke
                                             An Authorized person